UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2006

Graco Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-9249	41-0285640
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88-11th Avenue Northeast Minneapolis, Minnesota	55413
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (612) 623-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule-425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As of July 10, 2006, Graco Inc. (“Graco”) entered into a credit agreement (the “Credit Agreement”) with U.S. Bank, National Association (“U.S. Bank”). The Credit Agreement provides for a $25 million unsecured revolving credit facility. The maturity date of the facility is July 31, 2007. Funds are available under the credit facility for general business purposes, including acquisition financing, and the refinancing of existing debt. Advances under the Credit Agreement are available in US Dollars. As of the date of filing this 8-K, there are no borrowings outstanding under the Credit Agreement.

Graco is obligated to pay an unused commitment fee at the unused commitment fee rate on the unused committed amount, payable in arrears in consecutive monthly payments commencing on July 31, 2006 and continuing on the last day of each month thereafter. At Graco’s option, any advance under the Credit Agreement bears interest at a rate based on LIBOR or U.S. Bank’s prime rate. Accrued interest on each LIBOR-based rate advance is due at the sooner of, the end of the applicable interest period, or the maturity date. Accrued interest on prime rate-based advances is due at the end of each calendar month beginning July 31, 2006.

The Credit Agreement contains standard covenants regarding Graco Inc. and its subsidiaries, including financial covenants, such as the maintenance of minimum consolidated interest coverage and maximum leverage ratios and representations, including the absence of litigation against Graco or any subsidiary that could reasonably be expected to have a material adverse effect and employee benefit pension plans’ compliance with ERISA minimum funding standards. The Credit Agreement also contains customary events of default, including failure of payment and nonperformance of obligations, material inaccuracy of representations and warranties, cross defaults, bankruptcy and involuntary proceedings, and material business alteration.

In the Credit Agreement, Graco agrees to indemnify U.S. Bank against loss or expense due to Graco’s failure to make any payment when due and against any liabilities, losses, penalties or costs and expenses which may be incurred in connection with any claim or governmental proceeding arising out of the loan documents, the letters of credit, the obligations or any use of the proceeds.

U.S. Bank has in the past provided, and is expected to provide in the future, cash management, record-keeping and trustee, foreign exchange support and lending services to Graco Inc. and its subsidiaries, for which services they have in the past received and will in the future receive customary compensation and reimbursement of expenses.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRACO INC.
Date: July 14, 2006	By:	/s/James A. Graner

James A. Graner
	Its:	Chief Financial Officer & Treasurer